Exhibit 99.1

Internet Capital Group Announces 2009 Fourth Quarter and Year-End Financial Results

ICG Reports Consolidated GAAP Revenue Growth of 27% in 2009

Core Companies Report Strong Aggregate EBITDA

WAYNE, Pa.--(BUSINESS WIRE)--February 25, 2010--Internet Capital Group, Inc. (Nasdaq:ICGE) today reported its results for the fourth quarter and full year ended December 31, 2009.

GAAP Results:

ICG’s fourth quarter consolidated revenue was $24.0 million, an increase of 17% over the comparable 2008 period. Consolidated net income for the quarter was $32.0 million, or $0.87 per diluted share, compared to a net loss of $(26.6) million, or $(0.71) per diluted share, in the comparable 2008 period. Consolidated revenue for the year ended December 31, 2009 was $90.3 million, an increase of 27% over the prior year. Consolidated net income for the year ended December 31, 2009 was $15.5 million, or $0.42 per diluted share, compared to a net loss of $(22.9) million, or $(0.60) per diluted share, for the prior year. Results for all periods include net gains and charges, which are detailed below.

Core Results:

Set forth below is aggregate information relating to the following eight core companies: Channel Intelligence, Freeborders, GovDelivery, ICG Commerce, Investor Force, Metastorm, StarCite and WhiteFence. On December 31, 2009, ICG acquired an 89.4% ownership stake in GovDelivery. To aid in the comparability of the aggregate core company information, ICG is presenting this aggregate core company information assuming the GovDelivery acquisition occurred on January 1, 2008 by including GovDelivery’s historical results for all periods presented. This aggregate information presented below represents the sum total of the individual GAAP results of each of these companies.

Aggregate Revenue of ICG’s eight core companies increased to $72.8 million in the fourth quarter, an increase of 4% over the comparable 2008 period. Aggregate EBITDA for the quarter improved to $6.4 million, compared to $(1.0) million in the corresponding 2008 period. Excluding the impact of stock-based compensation and unusual items, Aggregate EBITDA was $6.7 million, compared to $3.9 million in the corresponding 2008 period.

For full year 2009, Aggregate Revenue of ICG’s eight core companies grew to $279.2 million, an increase of 6% over the prior year. Aggregate EBITDA in 2009 improved to $5.9 million, compared to $(26.4) million in the prior year. Excluding the impact of stock-based compensation and unusual items, Aggregate EBITDA in 2009 was $13.2 million, compared to $(10.2) million in the prior year.

“We are very pleased with the continued growth in our consolidated revenue and the strong aggregate EBITDA our partner companies reported in 2009,” said Walter Buckley, ICG's Chief Executive Officer. “In the coming year, we will maintain our focus on driving partner company revenue and EBITDA. Going forward, we will execute against our acquisition strategy of taking controlling stakes in new partner companies while opportunistically refining our existing group of companies. As we accomplish these goals, we expect to provide greater transparency and improve access to cash flow, resulting in substantial long-term shareholder value.”

Additional Financial Highlights from the Fourth Quarter and Full Year 2009

  ICG acquired an 89.4% stake in GovDelivery and a 26% interest in SeaPass Solutions, a new, non-core partner company. We deployed total capital of $34.7 million in the quarter, primarily for these acquisitions.
  ICG Commerce’s reported revenue grew to $22.7 million in the fourth quarter and $81.5 million for the year ended December 31, 2009, increases of 30% and 28%, respectively, over the comparable 2008 periods. ICG Commmerce’s EBITDA, excluding the impact of stock-based compensation and unusual items, was $4.9 million in the fourth quarter and $13.4 million for the year ended December 31, 2009, up from $3.1 million and $7.6 million, respectively, in the comparable 2008 periods.
  Metastorm’s reported revenue of $17.1 million in the fourth quarter and $67.7 million for the year ended December 31, 2009, decreased from the comparable 2008 periods. The decline in revenue was primarily due to the deferral of revenue associated with several fourth quarter bookings, which will be recognized as revenue in 2010. Metastorm’s bookings in the fourth quarter of 2009 were $19.5 million, representing a slight decline from $19.9 million in the comparable 2008 period. EBITDA, excluding the impact of stock-based compensation and unusual items, of $1.0 million in the fourth quarter and $1.8 million for the year ended December 31, 2009 were significant improvements over the comparable 2008 periods.
  ICG’s consolidated cash and cash equivalents totaled $55.5 million at December 31, 2009; this primarily includes $29.4 million at ICG Corporate and $23.0 million at ICG Commerce. Additionally, ICG Corporate had an income tax receivable of $11.1 million at December 31, 2009. Marketable securities were $73.0 million at December 31, 2009, including the value of related hedges. Additionally, the value of ICG’s holdings in GoIndustry DoveBid (LSE.AIM:GOI) was $5.9 million at December 31, 2009.

Guidance for the Full Year 2010

In keeping with our strategic shift towards acquiring controlling stakes in companies, we are issuing the following guidance on the results of our consolidated core companies:

  consolidated GAAP revenue in the range of $112.0 million to $118.0 million; and
  consolidated core company EBITDA, excluding stock-based compensation and unusual items, in the range of $12.0 million to $15.0 million.

ICG will host a webcast at 10:00 a.m. ET today to discuss its financial results. As part of the live webcast for this call, ICG will post a slide presentation to accompany the prepared remarks. To access the webcast, go to http://www.internetcapital.com/investorinfo-preswebcast.htm and click on the link for the fourth quarter conference call webcast. Please log on to the website approximately ten minutes prior to the call to register and download and install any necessary audio software. The conference call is also accessible through listen-only mode at 866-730.5771. The international dial-in number is 857-350-1595. The passcode is 61138050.

For those unable to participate in the conference call, a replay will be available from February 25, 2010 at 1:00 p.m. ET until March 4, 2010 at 11:59 p.m. ET. To access the replay, dial 888-286-8010 (domestic) or 617-801-6888 (international). The pass code is 70720049. The replay and slide presentation also can be accessed on the Internet Capital Group web site at http://www.internetcapital.com/investorinfo-preswebcast.htm.

About Internet Capital Group

Internet Capital Group (www.internetcapital.com) acquires and builds Internet software and services companies that drive business productivity and reduce transaction costs between firms. Founded in 1996, ICG devotes its expertise and capital to maximizing the success of these platform companies, which are delivering software and service applications to customers worldwide.

Safe Harbor Statement under Private Securities Litigation Reform Act of 1995

The statements contained in this press release that are not historical facts are forward-looking statements that involve certain risks and uncertainties including but not limited to risks associated with the uncertainty of future performance of our partner companies, acquisitions or dispositions of interests in partner companies, the effect of economic conditions generally, capital spending by customers, the development of the e-commerce and information technology markets, and uncertainties detailed in the Company’s filings with the Securities and Exchange Commission. These and other factors may cause actual results to differ materially from those projected.

Internet Capital Group, Inc.
Consolidated Statements of Operations
(In thousands, except per share data)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2009	2008	2009	2008

Revenue	$23,951	$20,474	$90,252	$71,181

Operating Expenses
Cost of revenue	14,715	11,767	56,920	46,400
Selling, general and administrative	7,857	9,337	34,578	36,165
Research and development	1,597	2,864	9,015	10,212
Impairment related and other	128	9,663	5,397	10,052
Total operating expenses	24,297	33,631	105,910	102,829
	(346)	(13,157)	(15,658)	(31,648)

Other income (loss), net	5,353	3,369	16,578	43,225
Interest income	108	298	446	1,850
Interest expense	(10)	(128)	(216)	(334)
Income (loss) before income taxes and equity loss	5,105	(9,618)	1,150	13,093

Income tax benefit (expense)	40,394	(288)	39,510	(357)
Equity loss	(1,493)	(15,860)	(12,131)	(33,702)
Net income (loss)	44,006	(25,766)	28,529	(20,966)
Less: Net income (loss) attributable to the noncontrolling interest	11,989	812	12,995	1,960
Net income (loss) attributable to ICG	$32,017	$(26,578)	$15,534	$(22,926)

Basic net income (loss) per share:
Income (loss) attributable to ICG common shareholders	$0.87	$(0.71)	$0.42	$(0.60)

Shares used in computation of basic net income (loss) per common share attributable to ICG common shareholders	36,623	37,386	36,660	38,106

Diluted net income (loss) per share:
Income (loss) attributable to ICG common shareholders	$0.87	$(0.71)	$0.42	$(0.60)

Shares used in computation of diluted net income (loss) per common share attributable to ICG common shareholders	36,692	37,386	36,705	38,106

Internet Capital Group, Inc.
Condensed Consolidated Balance Sheets
(In thousands)

	December 31,	December 31,
	2009	2008

ASSETS
Cash and cash equivalents	$55,528	$89,527
Deferred tax asset	8,147	-
Income tax receivable	11,071	444
Other current assets	21,589	17,150
Total current assets	96,335	107,121
Marketable securities	73,512	57,367
Hedges of marketable securities	-	6,551
Fixed assets, net	4,176	1,783
Ownership interests in partner companies	97,777	83,751
Goodwill	20,435	26,658
Intangibles, net	15,950	713
Deferred tax asset	20,724	-
Other assets, net	1,029	1,636
Total assets	$329,938	$285,580

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities	$24,654	$23,836
Hedges of marketable securities	547	-
Other non-current liabilities	1,575	6,918
Total liabilities	26,776	30,754
Equity:
Controlling (ICG) equity	280,665	247,509
Noncontrolling interest	22,497	7,317
Total stockholders' equity	303,162	254,826
Total liabilities and stockholders' equity	$329,938	$285,580

Internet Capital Group
2009 Core Partner Company Information

On December 31, 2009, ICG acquired an 89.4% ownership stake in GovDelivery, Inc. To aid in the comparability of the aggregate core company information, ICG is presenting this aggregate core company information assuming the acquisition occurred on January 1, 2008 by including GovDelivery's historical results for all periods presented.

On August 28, 2009, Channel Intelligence, Inc. acquired substantially all of the assets of Vcommerce Corporation, one of ICG's former core partner companies. To aid in the comparability of the aggregate core company information, ICG is presenting this aggregate core company information for Channel Intelligence to include Vcommerce Corporation's results after August 28, 2009. Vcommerce Corporation's results prior to August 28, 2009 are excluded from information below.

The following table of ICG's supplemental financial information is a reconciliation of Aggregate Revenue and Aggregate EBITDA information(1) to GAAP Results.

Reconciliation of Aggregate Core Company Information to GAAP Results
		Three Months Ended
		Mar 31, 2008	Jun 30, 2008	Sep 30, 2008	Dec 31, 2008	Mar 31, 2009	Jun 30, 2009	Sep 30, 2009	Dec 31, 2009
Revenue

Core Company Aggregate Revenue		$60,492	$63,167	$69,735	$69,953	$68,210	$69,076	$69,151	$72,771
Non-consolidated partner companies		(44,470)	(45,586)	(52,631)	(49,479)	(46,558)	(46,999)	(46,579)	(48,820)
Consolidated Revenue		$16,022	$17,581	$17,104	$20,474	$21,652	$22,077	$22,572	$23,951

Net Income (Loss)

Core Company Aggregate EBITDA/EBITDA (loss)		$(9,611)	$(10,151)	$(5,575)	$(1,046)	$(3,003)	$1,054	$1,485	$6,410
Interest, Taxes, Depreciation/Amortization		(4,767)	(4,946)	(4,706)	(4,004)	(3,870)	(5,048)	(5,065)	26,783
Core Company Aggregate Net Income (Loss)		(14,378)	(15,097)	(10,281)	(5,050)	(6,873)	(3,994)	(3,580)	33,193
Amount attributable to equity companies / other stockholders / disc. ops		(7,748)	(8,411)	(2,361)	797	(3,908)	(1,932)	(1,561)	13,093
ICG's share of net income (loss) of Aggregate Core Partner Companies		$(6,630)	$(6,686)	$(7,920)	$(5,847)	$(2,965)	$(2,062)	(2,019)	20,100
Other holdings equity method companies		(1,102)	168	(900)	(11,406)	(1,669)	(635)	(638)	(447)
Corporate general and administrative		(3,814)	(4,149)	(2,555)	(3,202)	(3,521)	(3,258)	(2,947)	(3,643)
Corporate stock-based compensation		(1,618)	(1,568)	(1,510)	(1,339)	(1,079)	(1,047)	(505)	(257)
Corporate interest, net		758	347	262	234	124	90	86	99
Other income(loss)/restructuring/impairments		5,853	(407)	34,791	(5,018)	(1,895)	(1,637)	9,094	5,538
Income taxes		-	-	330	-	-	-	-	10,627
Consolidated net income (loss)		$(6,553)	$(12,295)	$22,498	$(26,578)	$(11,005)	$(8,549)	$3,071	$32,017

		Three Months Ended
		Mar 31, 2008	Jun 30, 2008	Sep 30, 2008	Dec 31, 2008	Mar 31, 2009	Jun 30, 2009	Sep 30, 2009	Dec 31, 2009

Aggregate Core Company Information:
Aggregate Revenue		$60,492	$63,167	$69,735	$69,953	$68,210	$69,076	$69,151	$72,771
Aggregate EBITDA/EBITDA (loss)		$(9,611)	$(10,151)	$(5,575)	$(1,046)	$(3,003)	$1,054	$1,485	$6,410
Aggregate Net Loss		$(14,378)	$(15,097)	$(10,281)	$(5,050)	$(6,873)	$(3,994)	$(3,580)	$33,193

Components of Aggregate Core Company Information

Consolidated Core Companies (Ownership %): (2)
	Revenue	$17,560	$17,860	$16,928	$20,055	$22,008	$22,471	$23,752	$26,668
GovDelivery (89%)
ICG Commerce (64%)	Expenses other than interest, taxes, depreciation and amortization	(17,389)	(17,151)	(17,886)	(18,735)	(20,544)	(20,801)	(22,316)	(23,326)
Investor Force Holdings, Inc. (81%)	EBITDA/EBITDA (loss)	$171	$709	$(958)	$1,320	$1,464	$1,670	$1,436	$3,342
	Interest	56	32	41	51	(4)	(25)	(17)	(17)
	Taxes	(51)	(237)	(105)	(286)	53	(421)	(516)	29,767
	Depreciation/Amortization	(327)	(364)	(378)	(418)	(475)	(486)	(500)	(792)
	Net income (loss)	$(151)	$140	$(1,400)	$667	$1,038	$738	$403	$32,300

Equity Method Core Companies (Ownership %): (2)
	Revenue	$42,932	$45,307	$52,807	$49,898	$46,202	$46,605	$45,399	$46,103
Channel Intelligence, Inc. (50%) (3)
Freeborders, Inc. (31%)	Expenses other than interest, taxes, depreciation and amortization	(52,714)	(56,167)	(57,424)	(52,264)	(50,669)	(47,221)	(45,350)	(43,035)
Metastorm (33%)	EBITDA/EBITDA (loss)	$(9,782)	$(10,860)	$(4,617)	$(2,366)	$(4,467)	$(616)	$49	$3,068
StarCite, Inc. (36%)	Interest	(147)	(179)	(194)	(405)	(367)	(413)	(363)	(403)
WhiteFence, Inc. (36%)	Taxes	(609)	(348)	(62)	984	590	(215)	(182)	1,749
	Depreciation/Amortization	(3,689)	(3,850)	(4,008)	(3,930)	(3,667)	(3,488)	(3,487)	(3,521)
	Net income (loss)	$(14,227)	$(15,237)	$(8,881)	$(5,717)	$(7,911)	$(4,732)	$(3,983)	$893

(1) The definitions of Aggregate Revenue and Aggregate EBITDA, as well as the rationale for management's use of such non-GAAP measures are included in the "Description of Terms" supplement to this release.

(2) ICG's aggregate core company information represents the sum total of the individual GAAP results of each of the following eight companies: Channel Intelligence, Freeborders, GovDelivery, ICG Commerce, Investor Force, Metastorm, StarCite and WhiteFence. ICG's ownership in these eight core companies ranged from 31% to 89% and averaged 53% at December 31, 2009.

(3) Rounding to nearest percentage results in ICG ownership in Channel Intelligence, Inc. rounding up to 50%. ICG does not have a controlling ownership position in Channel Intelligence, Inc.

The following table reconciles our core company Aggregate EBITDA/EBITDA (loss) to Aggregate EBITDA/EBITDA (loss), exclusive of stock-based compensation and unusual items.
		Three Months Ended
		Mar 31, 2008	Jun 30, 2008	Sep 30, 2008	Dec 31, 2008	Mar 31, 2009	Jun 30, 2009	Sep 30, 2009	Dec 31, 2009
Aggregate EBITDA/EBITDA (Loss) of Consolidated Core		$171	$709	$(958)	$1,320	$1,464	$1,670	$1,436	$3,342

Stock-based compensation		146	164	165	168	220	169	174	228
Severance/restructuring/other		-	-	90	180	-	-	-	640

Aggregate EBITDA/EBITDA (Loss), exclusive of Stock-based compensation and unusual items of Consolidated Core		$317	$873	$(703)	$1,668	$1,684	$1,839	$1,610	$4,210

		Three Months Ended
		Mar 31, 2008	Jun 30, 2008	Sep 30, 2008	Dec 31, 2008	Mar 31, 2009	Jun 30, 2009	Sep 30, 2009	Dec 31, 2009
Aggregate EBITDA/EBITDA (Loss) of Equity Core		$(9,782)	$(10,860)	$(4,617)	$(2,366)	$(4,467)	$(616)	$49	$3,068

Stock-based compensation		1,265	1,045	1,078	532	680	818	871	663
Severance/restructuring/other		320	-	567	1,500	530	1,206	387	23
Settlement charges		-	410	-	-	1,250	-	-	-
Litigation related charges		300	844	653	384	598	-	-	(1,243)
IPO related charges		-	-	-	1,893	-	-	-	-
Integration costs		1,305	1,340	1,560	310	-	-	-	-

Aggregate EBITDA/EBITDA (Loss), exclusive of Stock-based compensation and unusual items of Equity Core		$(6,592)	$(7,221)	$(759)	$2,253	$(1,409)	$1,408	$1,307	$2,511

		Three Months Ended
		Mar 31, 2008	Jun 30, 2008	Sep 30, 2008	Dec 31, 2008	Mar 31, 2009	Jun 30, 2009	Sep 30, 2009	Dec 31, 2009
Aggregate EBITDA/EBITDA (Loss) of Consolidated and Equity Core		$(9,611)	$(10,151)	$(5,575)	$(1,046)	$(3,003)	$1,054	$1,485	$6,410

Stock-based compensation		1,411	1,209	1,243	700	900	987	1,045	891
Severance/restructuring/other		320	-	657	1,680	530	1,206	387	663
Settlement charges		-	410	-	-	1,250	-	-	-
Litigation related charges		300	844	653	384	598	-	-	(1,243)
IPO related charges		-	-	-	1,893	-	-	-	-
Integration costs		1,305	1,340	1,560	310	-	-	-	-

Aggregate EBITDA/EBITDA (Loss), exclusive of Stock-based compensation and unusual items of Consolidated and Equity Core		$(6,275)	$(6,348)	$(1,462)	$3,921	$275	$3,247	$2,917	$6,721

Internet Capital Group
2009 Core Partner Company Information

The following table of ICG's supplemental financial information is a reconciliation of Aggregate Revenue and Aggregate EBITDA information(1) to GAAP Results.

Reconciliation of Aggregate Core Company Information to GAAP Results

		Year Ended
		Dec 31, 2008	Dec 31, 2009
Revenue

Core Company Aggregate Revenue		$263,347	$279,208
Non-consolidated partner companies		(192,166)	(188,956)
Consolidated Revenue		$71,181	$90,252

Net Income (Loss)

Core Company Aggregate EBITDA/EBITDA (loss)		$(26,383)	$5,946
Interest, Taxes, Depreciation/Amortization		(18,423)	12,800
Core Company Aggregate Net Income (Loss)		(44,806)	18,746
Amount attributable to equity companies / other stockholders / disc. ops		(17,723)	5,692
ICG's share of net income (loss) of Aggregate Core Partner Companies		$(27,083)	$13,054
Other holdings equity method companies		(13,240)	(3,389)
Corporate general and administrative		(13,720)	(13,369)
Corporate stock-based compensation		(6,035)	(2,888)
Corporate interest, net		1,601	399
Other income(loss)/restructuring/impairments		35,219	11,100
Income taxes		330	10,627
Consolidated net income (loss)		$(22,928)	$15,534

		Year To Date Ended
		Dec 31, 2008	Dec 31, 2009

Aggregate Core Company Information:
Aggregate Revenue		$263,347	$279,208
Aggregate EBITDA/EBITDA (loss)		$(26,383)	$5,946
Aggregate Net Loss		$(44,806)	$18,746

Components of Aggregate Core Company Information

Consolidated Core Companies (Ownership %): (2)
	Revenue	$72,403	$94,899
GovDelivery, Inc. (89%)
ICG Commerce (64%)	Expenses other than interest, taxes, depreciation and amortization	(71,161)	(86,987)
Investor Force Holdings, Inc. (81%)	EBITDA/EBITDA (loss)	$1,242	$7,912
	Interest	180	(63)
	Taxes	(679)	28,883
	Depreciation/Amortization	(1,487)	(2,253)
	Net income (loss)	$(744)	$34,479

Equity Method Core Companies (Ownership %): (2)
	Revenue	$190,944	$184,309
Channel Intelligence, Inc. (50%) (3)
Freeborders, Inc. (31%)	Expenses other than interest, taxes, depreciation and amortization	(218,569)	(186,275)
Metastorm (33%)	EBITDA/EBITDA (loss)	$(27,625)	$(1,966)
StarCite, Inc. (36%)	Interest	(925)	(1,546)
WhiteFence, Inc. (36%)	Taxes	(35)	1,942
	Depreciation/Amortization	(15,477)	(14,163)
	Net loss	$(44,062)	$(15,733)

(1) The definitions of Aggregate Revenue and Aggregate EBITDA, as well as the rationale for management's use of such non-GAAP measures are included in the "Description of Terms" supplement to this release.

(2) ICG's aggregate core company information represents the sum total of the individual GAAP results of each of the following eight companies: Channel Intelligence, Freeborders, GovDelivery, ICG Commerce, Investor Force, Metastorm, StarCite and WhiteFence. ICG's ownership in these eight core companies ranged from 31% to 89% and averaged 53% at December 31, 2009.

(3) Rounding to nearest percentage results in ICG ownership in Channel Intelligence, Inc. rounding up to 50%. ICG and does not have a controlling ownership position in Channel Intelligence, Inc.

The following table reconciles our core company Aggregate EBITDA/EBITDA (loss) to Aggregate EBITDA/EBITDA (loss), exclusive of stock-based compensation and unusual items.
		Year To Date Ended
		Dec 31, 2008	Dec 31, 2009
Aggregate EBITDA/EBITDA (Loss) of Consolidate Core		$1,242	$7,912

Stock-based compensation		643	791
Severance/restructuring/other		270	640

Aggregate EBITDA/EBITDA (Loss), exclusive of Stock-based compensation and unusual items of Consolidated Core		$2,155	$9,343

		Year To Date Ended
		Dec 31, 2008	Dec 31, 2009
Aggregate EBITDA/EBITDA (Loss) of Equity Core		$(27,625)	$(1,966)

Stock-based compensation		3,920	3,032
Severance/restructuring/other		2,387	2,146
Settlement charges		410	1,250
Litigation related charges		2,181	(645)
IPO related charges		1,893	-
Integration costs		4,515	-

Aggregate EBITDA/EBITDA (Loss), exclusive of Stock-based compensation and unusual items of Equity Core		$(12,319)	$3,817

		Year To Date Ended
		Dec 31, 2008	Dec 31, 2009
Aggregate EBITDA/EBITDA (Loss) of Consolidated and Equity Core		$(26,383)	$5,946

Stock-based compensation		4,563	3,823
Severance/restructuring/other		2,657	2,786
Settlement charges		410	1,250
Litigation related charges		2,181	(645)
IPO related charges		1,893	-
Integration costs		4,515	-

Aggregate EBITDA/EBITDA (Loss), exclusive of Stock-based compensation and unusual items of Consolidated and Equity Core		$(10,164)	$13,160

INTERNET CAPITAL GROUP, INC.

December 31, 2009

Description of Terms

Consolidated Statements of Operations

Effect of Various Accounting Methods on our Results of Operations

The various interests that the Company acquires in its partner companies are accounted for under three methods: the consolidation method, the equity method and the cost method. The applicable accounting method is generally determined based on the Company’s voting interest in a partner company.

Consolidation. Partner companies in which the Company directly or indirectly owns more than 50% of the outstanding voting securities and for which other stockholders do not possess the right to affect significant management decisions are accounted for under the consolidation method of accounting. Under this method, a partner company’s balance sheet and results of operations are reflected within the Company’s Consolidated Financial Statements. All significant intercompany accounts and transactions are eliminated. Participation of other partner company stockholders in the net assets and in the earnings or losses of a consolidated partner company is reflected in the caption “Noncontrolling interest” in the Company’s Consolidated Balance Sheets and “Net income (loss) attributable to the noncontrolling interest” on the Company’s Consolidated Statements of Operations. Noncontrolling interest adjusts the Company’s consolidated results of operations to reflect only the Company’s share of the earnings or losses of the consolidated partner company. The results of operations and cash flows of a consolidated partner company are included through the latest interim period in which the Company owned a greater than 50% direct or indirect voting interest for the entire interim period or otherwise exercised control over the partner company. Upon dilution of control below 50%, the accounting method is adjusted to the equity or cost method of accounting, as appropriate, for subsequent periods.

During the three months ended December 31, 2009, the Company accounted for the following three partner companies under this method: ICG Commerce, Investor Force and GovDelivery (the Company acquired 89.4% of GovDelivery on December 31, 2009). During the three months ended December 31, 2008, the Company accounted for the following three partner companies under this method: ICG Commerce, Investor Force and Vcommerce.

During the year ended December 31, 2009, the Company accounted for the following three partner companies under this method: ICG Commerce, Investor Force and GovDelivery (the Company acquired 89.4% of GovDelivery on December 31, 2009). During the year ended December 31, 2008, the Company accounted for the following three partner companies under this method: ICG Commerce, Investor Force and Vcommerce (from May 1, 2008 when ICG’s ownership went over 50%.

Equity Method. Partner companies that are not consolidated, but over which the Company exercises significant influence, are accounted for under the equity method of accounting. Whether or not the Company exercises significant influence with respect to a partner company depends on an evaluation of several factors, including, among others, representation on the partner company’s board of directors and the Company’s ownership level, which is generally between a 20% and 50% interest in the voting securities of the partner company, including voting rights associated with the Company’s holdings in common stock, preferred stock and other convertible instruments in the partner company. Under the equity method of accounting, a partner company’s accounts are not reflected within the Company’s Consolidated Balance Sheets and Statements of Operations; however, the Company’s share of the earnings or losses of the partner company is reflected in the caption “Equity loss” in the Consolidated Statements of Operations. The carrying value of equity method partner companies is reflected in “Ownership interests in partner companies” in the Company’s Consolidated Balance Sheets. When the Company’s interest in an equity method partner company is reduced to zero, no further losses are recorded in the Company’s Consolidated Financial Statements unless the Company has guaranteed obligations of the partner company or has committed to additional funding. When the partner company subsequently reports income, the Company will not record its share of such income until it equals the amount of its share of losses not previously recognized.

During the three months ended December 31, 2009, the Company accounted for nine of its partner companies under this method.

Cost Method. Partner companies not accounted for under the consolidation or the equity method of accounting are accounted for under the cost method of accounting. Under this method, the Company’s share of the earnings or losses of such companies is not included in the Consolidated Balance Sheets or Consolidated Statements of Operations. However, cost method partner company impairment charges are recognized in the Consolidated Statements of Operations. If circumstances suggest that the value of the partner company has subsequently recovered, such recovery is not recorded.

When a cost method partner company qualifies for use of the equity method, the Company’s interest is adjusted retroactively for its share of the past results of its operations. Therefore, prior losses could significantly decrease the Company’s carrying value at that time.

The Company records its ownership interest in equity securities of partner companies accounted for under the cost method at cost, unless these securities have readily determinable fair values based on quoted market prices, in which case these interests are valued at fair value and classified as marketable securities or some other classification in accordance with Statement of Financial Accounting Standards (“SFAS”) No. 115, “Accounting for Certain Investments in Debt and Equity Securities.”

During the three months ended December 31, 2009, the Company accounted for one of its partner companies under this method.

Certain items impacting the consolidated financial statements: ($ millions)

	Q4		FY
Gains (losses):	2009	2008	2009	2008
Other gains (losses):
Gain on Creditex sale	$—	$—	$0.4	$34.8
Unrealized gain/(loss) on mark-to-market of hedges	(1.6)	9.6	(7.6)	10.2
Sales of marketable securities	7.1	(0.8)	21.3	0.6
Impairment of cost method partner companies	—	(4.7)	—	(4.7)
Sales of partner companies	—	—	2.2	3.3
Dilution loss on equity method partner company	—	—	(0.4)	—
Other, net	(0.1)	(0.7)	0.7	(1.0)
Other Income (Loss)	$5.4	$3.4	$16.6	$43.2
Impairment of consolidated partner company	$—	$(8.3)	$(4.9)	$(8.3)
Impairment of equity method partner company	$—	$(10.2)	$(0.5)	$(10.2)
Income tax benefit (expense)	$40.4	$(0.3)	$39.5	$(0.4)
Less: Non controlling share of consolidated partner company income taxes	$(10.6)	$0.1	$(10.3)	$0.2
ICG’s share of Partner Company charges, net	$—	$(1.5)	$(1.3)	$(2.5)
	$35.2	$(16.8)	$39.1	$22.0

Stock-based compensation – Corporate and Consolidated Partner Companies	$(0.5)	$(1.5)	$(3.6)	$(6.9)

Aggregate Core Company Information

In an effort to illustrate macro trends within its core companies, ICG provides an aggregation of revenue and net income (loss) figures reflecting 100% of the Aggregate Revenue and Aggregate EBITDA for these companies. ICG calculates Aggregate EBITDA for these purposes as earnings (losses) before interest, tax, depreciation and amortization and refers to it as “Aggregate EBITDA.” ICG refers to the Aggregate Revenue of its core partner companies as “Aggregate Revenue.” We report Aggregate Revenue and Aggregate EBITDA for our core companies based on the sum total of the individual GAAP results of our core companies. ICG does not own its core companies in their entirety and, therefore, this information should be considered in this context. Aggregate Revenue and Aggregate EBITDA, in this context, represent certain financial measures used by ICG’s management to evaluate the performance of core companies. ICG’s management believes these non-GAAP financial measures provide useful information to investors, potential investors, securities analysts and others so each group can evaluate core companies’ current and future prospects in a similar manner as ICG’s management and review results on a comparable basis for all periods presented.

To aid in the comparability of the aggregate core company information, ICG is presenting this aggregate core company information assuming the GovDelivery acquisition occurred on January 1, 2008 by including GovDelivery’s historical results for all periods presented.

Certain components of historical reported amounts of core company aggregate information are recast from quarter to quarter. The following table reconciles certain prior quarterly components of core company aggregate information amounts reported in our third quarter earnings release, dated November 5, 2009, to what is reported in this release.

Aggregate Core Company information:	Q1 2008	Q2 2008	Q3 2008	Q4 2008	Q1 2009	Q2 2009	Q3 2009
($ in thousands)

Aggregate Revenue reported in Q3 2009	$58,996	$61,650	$68,096	$68,140	$65,916	$67,006	$66,950
Revenue related to partner company
acquisition	1,538	1,560	1,682	1,856	2,242	2,039	2,259
Other	(42)	(43)	(43)	(43)	52	31	(58)
Aggregate Revenue reported in this
release	$60,492	$63,167	$69,735	$69,953	$68,210	$69,076	$69,151

Aggregate EBITDA/EBITDA (loss)
reported in Q3 2009	$(9,586)	$(10,127)	$(5,298)	$(733)	$(2,961)	$1,209	$1,755
Aggregate EBITDA/EBITDA (loss)
related to partner company acquisition	13	15	(238)	(273)	(140)	(213)	(193)
Other	(38)	(39)	(39)	(40)	98	58	(77)
Aggregate EBITDA/EBITDA (loss)
reported in this release	$(9,611)	$(10,151)	$(5,575)	$(1,046)	$(3,003)	$1,054	$1,485

Aggregate Net Loss reported in Q3 2009	$(14,331)	$(15,050)	$(9,964)	$(4,693)	$(6,645)	$(3,629)	$(3,087)
Net Loss related to partner company
acquisition	(31)	(30)	(300)	(340)	(331)	(426)	(420)
Other	(16)	(17)	(17)	(17)	103	61	(73)
Aggregate Net Loss reported in this
release	$(14,378)	$(15,097)	$(10,281)	$(5,050)	$(6,873)	$(3,994)	$(3,580)

Core Company Adjusted Aggregate EBITDA Reconciliation

We also report Aggregate EBITDA for our core companies exclusive of stock-based compensation and unusual items. ICG’s management considers charges unusual when they are transactional driven or non-recurring. ICG’s management believes this non-GAAP financial measure provides useful information to investors, potential investors, securities analysts and others so each group can evaluate core companies’ current and future prospects in a similar manner as ICG’s management and review results on a comparable basis for all periods presented.

ICG’s Share of Net Loss of Core, Other Holdings and Disposed Partner Companies

This line item represents ICG’s share of the net loss of core, other holdings and disposed partner companies accounted for under the consolidated and equity method of accounting.

Corporate Expenses and Interest Income (Expense), net

Corporate general and administrative expenses consist of payroll and related expenses for executive, operational, acquisitions, finance and administrative personnel, professional fees and other general corporate expenses for Internet Capital Group.

Corporate general and administrative expenses increased during the three months ended December 31, 2009 from the three months ended December 31, 2008. During the three months ended December 31, 2008, ICG reduced the estimated accrual related to the Internet Capital Group 2008 Performance Plan, which reduced corporate general and administrative expenses versus 2009.

CONTACT:
Investor inquiries:
Internet Capital Group, Inc.
Karen Greene
Investor Relations
610-727-6900
IR@internetcapital.com